Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Credit Suisse AG

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(4)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Debt	Debt Securities of Credit Suisse AG(3)	—	—		—	—	—	—
Carry Forward Securities	Debt	Senior Debt Securities	—	—		—	—	—	—
Carry Forward Securities	Debt	Subordinated Debt Securities	—	—		—	—	—	—
Carry Forward Securities	Other	Warrants of Credit Suisse AG(3)	—	—		—	—	—	—
Carry Forward Securities	Other	Debt Warrants	—	—		—	—	—	—
Carry Forward Securities	Other	Other Warrants	—	—		—	—	—	—
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(2)	—	$1 (2)	—	$0	F-3	333-238458	June 18, 2020	(2)

	Total Offering Amounts					$1 (1)(2)(3)(4)	0.00011020	$0
Total Fees Previously Paid
Total Fee Offsets
	Net Fee Due							$0

(1)	The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 457(o) under the Securities Act. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, exchange or exercise of other securities and may be offered or sold by affiliates of the Registrant in market-making transactions.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement will include an amount of unsold securities (the “Unsold Securities”) that were previously registered on the registration statement on Form F-3 under the Securities Act (Registration No. 333-238458) filed on May 15, 2020, as amended by Pre-Effective Amendment No. 1 filed on June 16, 2020 and declared effective on June 18, 2020 (the “Prior Registration Statement”), for which the Registrant paid a registration fee. The Registrant expects to and to carry forward to this registration statement the remaining portion of the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act. In accordance with SEC rules, the Registrant may continue to use the Prior Registration Statement to offer and sell any unsold securities until this registration statement is declared effective. At such time as the Registrant requests effectiveness of this registration statement, the Registrant will identify in a pre-effective amendment to this registration statement the amount of the Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(3)	In connection with Debt Securities or Warrants, Credit Suisse AG may act through its head office or any one of its branches. Any convertible Debt Securities or Warrants issued by Credit Suisse AG will not be convertible into shares of Credit Suisse AG.
(4)	This registration statement also includes an indeterminate amount of securities of the classes specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by and through affiliates of the Registrant, including Credit Suisse Securities (USA) LLC. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this registration statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by Credit Suisse AG. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this registration statement are being made solely pursuant to this registration statement.